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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date of Report (Date of earliest event reported)     November 22, 2000
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                              PETMED EXPRESS, INC.
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               (Exact name of Company as specified in its charter)



        FLORIDA                       000-28827              65-0680967
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(State or other jurisdiction       (Commission File         (IRS Employer
    or incorporation)                   Number)           Identification No.)



                1441 SW 29 AVENUE, POMPANO BEACH, FLORIDA 33069
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          (Address of principal executive offices, including zip code)

Company's telephone number, including area code      954-979-5995
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          (Former name or former address, if changed since last report)




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Item 1. CHANGES IN CONTROL OF COMPANY

         On November 22, 2000, pursuant to a Subscription Agreement, Tricon Holdings, LLC, a Florida limited liability corporation ("Tricon"), acquired 10,000,000 shares of the Company's authorized and unissued shares of Common Stock (the "Shares") and Warrants (the "Warrants") to purchase 3,000,000 shares of the Company's authorized and unissued shares of Common Stock (the "Warrant Shares"). The Warrants are exercisable at $.33 per share and expire on November 22, 2005. Tricon acquired the Company's Shares and Warrants in exchange for $2,000,000, of which Tricon delivered $500,000 in cash and a Promissory Note bearing interest at a rate of six (6%) percent per annum for $1,500,000 (the "Note"). The Note is payable in three equal installments of principal and interest on each of December 22, 2000, January 21, 2001 and February 20, 2001. The certificates representing 7,500,000 Shares have been placed in escrow to secure the payment of the Note and will be released in three equal amounts on the dates and pending satisfaction of the Note pursuant to the terms thereof. The change in control of the Company occurred as a result of (i) the issuance to Tricon of shares representing approximately 61.03% of the Company's issued and outstanding shares of Common Stock at the completion of the transaction (67.06% after giving effect to the exercise of the Warrants and issuance of the Warrant Shares); and (ii) the election of three new directors to fill vacancies on the five member Board of Directors. Except as described above, Tricon does not own, directly or indirectly, any other Common Stock of the Company. As a result of the stock purchase, the Company now has a total of 16,385,010 shares of Common Stock issued and outstanding.

         At any time, the holders of the then outstanding Shares and Warrant Shares may require the Company to register all or any part of their Shares and/or Warrant Shares. The holders may not make an aggregate more than two demand registration requests, and of the foregoing, no more than once in any calendar year. In addition, the holders may request an unlimited amount of piggyback registrations. The Company will bear the entire cost of any such registration statement.

         The foregoing summary of the Subscription Agreement, Registration Rights Agreement, Warrant, Promissory Note and Escrow Agreement is qualified in its entirety by reference to the actual agreements and documents filed with this Report on Form 8-K.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial Statements and Pro Forma Financial Information

             None.




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         (b) Exhibits.

                  10.1 Subscription Agreement dated November 22, 2000 by and between the Company and Tricon Holdings, LLC.

                  10.2 Registration Rights Agreement dated November 22, 2000 by and between the Company and Tricon Holdings, LLC.

                  10.3 Warrant to Purchase Shares of Common Stock dated November 22, 2000 by the Company to Tricon Holdings, LLC.

                  10.4 Promissory Note dated November 22, 2000 from Tricon Holdings, LLC to the Company.

                  10.5 Escrow Agreement dated November 22, 2000 by and between the Company, Tricon Holdings, LLC. and Atlas Pearlman, P.A.






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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned herein duly authorized.



                                        PETMED EXPRESS, INC.



                                        By: /s/ Marc Puleo, M.D.
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                                                Marc Puleo, M.D., President



Dated: December 5, 2000.





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